Filed Pursuant to Rule 424(b)(3)
File Number 333-124806

PROSPECTUS SUPPLEMENT NO. 6
to our Prospectus dated August 18, 2005

BULLION RIVER GOLD CORP.

This Prospectus Supplement No. 6 supplements our Prospectus dated August 18, 2005 and the following supplements to that Prospectus: Prospectus Supplement No. 1 dated August 19, 2005, Prospectus Supplement No. 2 dated December 1, 2005, Prospectus Supplement No. 3 dated December 16, 2005, Prospectus Supplement No. 4 dated December 21, 2005, and Prospectus Supplement No. 5 dated February 2, 2006. The shares that are the subject of our Prospectus have been registered to permit their resale to the public by the selling stockholders named in our Prospectus. We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. You should read this Prospectus Supplement No. 6 together with our Prospectus and Prospectus Supplement No. 1, Prospectus Supplement No. 2, Prospectus Supplement No. 3, Prospectus Supplement No. 4 and Prospectus Supplement No. 5.

This Prospectus Supplement also includes the following which are attached hereto:

1.   Current Report on Form 8-K of Bullion River Gold Corp. that we filed with the Securities and Exchange Commission on February 15, 2006; and

2.   Current Report on Form 8-K of Bullion River Gold Corp. that we filed with the Securities and Exchange Commission on February 15, 2006.

Our common stock is traded on the Over-the-Counter Bulletin Board under the symbol “BLRV.”

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus Supplement is February 16, 2006.

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 7, 2006

Bullion River Gold Corp.
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Nevada
(STATE OR OTHER JURISDICTION OF
INCORPORATION OR ORGANIZATION)

0-20317 COMMISSION FILE NUMBER 1325 Airmotive Way, Suite 325, Reno, Nevada (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	88-0270266 (I.R.S. EMPLOYER IDENTIFICATION NUMBER) 89502 (ZIP CODE)

ISSUER’S TELEPHONE NUMBER: (775) 324-4881

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Item 4.01.  Changes in Registrant’s Certifying Accountant.

Effective as of February 7, 2006, Hall & Company (“Hall”) resigned as the Registrant’s independent registered public accounting firm for the year ending December 31, 2005.

The reports by Hall with respect to the Registrant’s financial statements for each of the years ended December 31, 2003 and 2004 did not contain any adverse opinion or disclaimer of opinion and were not modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2003 and 2004, and any subsequent interim period through the date of resignation, January 1, 2005 through February 7, 2006, there were no disagreements between Registrant and Hall on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports.

During the fiscal years ended December 31, 2003 and 2004, and through the date of this disclosure, Hall did not advise the Company with respect to any matters described in paragraphs (a)(1)(B)(1) through (3) of Item 304 of Regulation S-B.

The Company has provided Hall with a copy of the foregoing disclosure. Attached as an exhibit hereto is a copy of Hall’s letter, dated February 15, 2006, in response to the foregoing disclosure.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

(16) Letter from Hall & Company to the Securities and Exchange Commission dated February 15, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 15, 2006

Bullion River Gold Corp.

By:	/s/ Peter M. Kuhn

Peter M. Kuhn Chief Executive Officer

EXHIBIT 16

LETTER FROM HALL & COMPANY

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4.01 of Form 8-K dated February 15, 2006 of Bullion River Gold Corp. and are in agreement with the statements contained in paragraphs 1, 2, 3, 4 and 5 on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Hall & Company
Hall & Company
Irvine, California
February 15, 2006

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 15, 2006

Bullion River Gold Corp.
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Nevada
(STATE OR OTHER JURISDICTION OF
INCORPORATION OR ORGANIZATION)

0-20317 COMMISSION FILE NUMBER 1325 Airmotive Way, Suite 325, Reno, Nevada (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	88-0270266 (I.R.S. EMPLOYER IDENTIFICATION NUMBER) 89502 (ZIP CODE)

ISSUER’S TELEPHONE NUMBER: (775) 324-4881

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Item 4.01.  Changes in Registrant’s Certifying Accountant.

Effective as of February 15, 2006, the Board of Directors of Registrant appointed HJ & Associates, LLC (“HJ”) as the Registrant’s independent registered public accounting firm.

During the fiscal years ended December 31, 2003 and 2004, and through the date of this disclosure, Registrant did not consult with HJ regarding (i) the application of accounting principles to a specific completed or contemplated transaction or the type of audit opinion that might be rendered on the Registrant’s financial statements, relating to which any written or oral advice was provided that Registrant concluded was an important factor in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of disagreement or a event identified in response to paragraph (a)(1)(iv) of Item 304 of Regulation S-B.

The Company has provided HJ with a copy of the foregoing disclosure. Attached as an exhibit hereto is a copy of HJ’s letter, dated February 15, 2006, in response to the foregoing disclosure.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

(16) Letter from HJ & Associates, LLC to the Securities and Exchange Commission dated February 15, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 15, 2006

Bullion River Gold Corp.

By:	/s/ Peter M. Kuhn

Peter M. Kuhn Chief Executive Officer

EXHIBIT 16

LETTER FROM HJ & ASSOCIATES, LLC

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4.01 of Form 8-K dated February 15, 2006 of Bullion River Gold Corp. and are in agreement with the statements contained in paragraphs 1, 2, and 3 on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ HJ & Associates, LLC
HJ & Associates, LLC
Salt Lake City, Utah
February 15, 2006